UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39375	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	COHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Coherent Corp. (the “Company”) held its Annual Meeting of Shareholders on November 14, 2024 (the “Annual Meeting”). At the Annual Meeting the Company’s shareholders approved the amendment and restatement of the Coherent Corp. Omnibus Incentive Plan (the “Plan”) primarily to add additional shares to be available for awards.

A summary of the Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 4, 2024 (the “Proxy Statement”), under the section titled “Approval of the Amendment and Restatement of the Coherent Corp. Omnibus Incentive Plan (Proposal 3)” and is incorporated herein by reference.

The summary of the Coherent Corp. Omnibus Incentive Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) As of September 11, 2024, the record date for the Annual Meeting (the “Record Date”), there were 154,407,926 shares of the Company’s common stock, no par value (“Common Stock”), outstanding and entitled to vote at the Annual Meeting. In addition, 75,000 shares of the Company’s Series B-1 Convertible Preferred Stock, no par value, and 140,000 shares of the Company’s Series B-2 Convertible Preferred Stock, no par value, were issued and outstanding as of the Record Date and entitled to vote as one class with the Common Stock on an as-converted basis. A total of 183,252,523 votes outstanding, representing approximately 90.11% of the total number of votes entitled to be cast at the Annual Meeting, were present in person or by proxy at the Annual Meeting.

(b) At the Annual Meeting, the Company’s shareholders elected

James R. Anderson, Michael L. Dreyer, Stephen Pagliuca, Elizabeth A. Patrick, and Howard H. Xia as Class One Directors to serve until the Company’s 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified (“Proposal 1”). Proposal 1 received the following votes:

James R. Anderson

For	Against	Abstain	Broker Non-Votes
155,473,545	371,835	93,072	9,191,440

Michael L. Dreyer

For	Against	Abstain	Broker Non-Votes
122,237,800	33,591,365	109,287	9,191,440

Stephan Pagliuca

For	Against	Abstain	Broker Non-Votes
138,149,390	17,672,313	116,749	9,191,440

Elizabeth A. Patrick

For	Against	Abstain	Broker Non-Votes
149,312,988	6,453,652	171,812	9,191,440

Howard H. Xia

For	Against	Abstain	Broker Non-Votes
805,826	5,476,237	112,493	9,191,440

At the Annual Meeting, the Company’s shareholders approved (on a non-binding advisory basis) the Company’s executive compensation of named executive officers in the Company’s fiscal year 2024, as disclosed in the Proxy Statement (“Proposal 2”). Proposal 2 received the following votes:

For	Against	Abstain	Broker Non-Votes
81,584,439	73,548,187	805,826	9,191,440

At the Annual Meeting, the Company’s shareholders approved the amendment and restatement of the Coherent Corp. Omnibus Incentive Plan, as disclosed in the Proxy Statement (“Proposal 3”). Proposal 3 received the following votes:

For	Against	Abstain	Broker Non-Votes
147,817,008	7,935,945	185,499	9,191,440

At the Annual Meeting, the Company’s shareholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2025 (“Proposal 4”). Proposal 4 received the following votes:

For	Against	Abstain	Broker Non-Votes
161,563,096	2,558,270	1,008,526	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

Exhibit 10.1	Coherent Corp. Omnibus Incentive Plan.

Exhibit 104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coherent Corp.

Date: November 15, 2024	By:	/s/ Rob Beard
Rob Beard
Chief Legal and Global Affairs Officer